UNWIND AGREEMENT

THIS AGREEMENT dated as of the 21st day of October, 2005.

BETWEEN:

ATLAS ENERGY CORP., a Nevada corporation having offices at 3273 E. Warm Springs Road, Las Vegas, Nevada, USA 89120

(“Atlas”)

AND:

TRYX VENTURES CORP., a Nevada corporation having offices at #314 - 837 West Hastings Street Vancouver, British Columbia, Canada V6C 3N6

(“Tryx”)

WHEREAS:

A. Atlas and Tryx entered into an Investment, Cost and Revenue Participation Agreement dated March 7, 2005 (the “Participation Agreement”), whereby Atlas agreed to transfer, sell and assign to Tryx and Tryx agreed to purchase from Atlas all of Atlas’ assets and beneficial interest, rights and obligations in and to certain assets, interests in certain oil and gas leases and other contracts and agreements that Atlas had obtained pursuant to a Purchase and Sale Agreement dated March 1, 2004; and

B. Atlas and Tryx wish to terminate the Participation Agreement, effective immediately upon the closing of this Agreement.

NOW THEREFORE in consideration of the premises and of the covenants, terms and conditions hereinafter set forth, the receipt and sufficiency of which is acknowledged and accepted, the parties do hereby covenant and agree as follows:

1.	Termination

	(a)	The Participation Agreement is terminated effective as of the date first set forth above.

(b)

Atlas hereby takes immediate assignment of all rights, title, interests, revenue accruals, debt accruals, obligations and duties whether paid or unpaid that have accrued to or have been/may be imposed on Tryx pursuant to the Participation Agreement.

2.		Releases

(a)

Atlas, and its successors and assigns, returns to Tryx all amounts of the purchase price under the Participation Agreement that was paid by Tryx to Atlas, including 2,000,000 shares of the common stock of Tryx, and does remise, release and forever discharge Tryx, its directors, officers, shareholders, employees and agents, and its successors and assigns, of and from all claims, causes of action, suits and demands whatsoever which either of the parties ever had, now has or may have howsoever arising out of the Participation Agreement.

(b)

Tryx and its successors and assigns, returns to Atlas any and all revenue that flowed to Tryx from all rights, title, obligations and interests conveyed in any manner to Tryx from Atlas under the Participation Agreement and does remise, release and forever discharge Atlas, its directors, officers, shareholders, employees and agents, and its respective successors and assigns, of and from all claims, causes of action, suits and demands whatsoever which either of the parties ever had, now has or may have howsoever arising out of the Participation Agreement.

3. Conditions

The closing of this Agreement will occur contemporaneously with the closing of the Share Exchange Agreement dated July 29, 2004, among Tryx, Ignition Technologies, Inc., Adam Jason Morand and the former shareholders of Ignition Technologies, Inc.

4. All Further Acts

The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

5. Entire Agreement

This Agreement represents the entire agreement between the parties and there are no representations, warranties, collateral agreements, or conditions except as herein specified. Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

6. Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

7. Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

8. Proper Law

This Agreement will be governed by and construed in accordance with the law of British Columbia.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first set forth above.

ATLAS ENERGY CORP.

Per:	/s/ Stuart McPherson
Authorized Signatory

TRYX VENTURES CORP.

Per:	/s/ Alessandra Bordon
Authorized Signatory